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             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITIORS

We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated February 8, 2002 on the 2001 financial statments of Liberty Acorn USA (one of a series comprising Liberty Acorn Trust) and its incorporation by reference in the Registration Statement (Form N-1A) and the related Prospectus and Statemenst of Additional Information, which the Statement of Additional Information and our report are incorporated by reference in the Statement of Additional Information to the Combined Prospectus and Proxy Statement included in this Registration Statement on Form N-14 (File No. 2-34223) of Liberty Acorn Trust.



                                                      ERNST & YOUNG LLP


Chicago, Illinois
April 25, 2002